Exhibit 99.1

MRC Global Announces Actions to Strengthen Its Capital Structure

•	Agrees to Repurchase Preferred Stock

•	Launches Term Loan B Financing to Fund Repurchase

•	Pursues Amendment to ABL Facility to Extend Maturity

•	Provides Preliminary Third Quarter 2024 Financial Results

HOUSTON, TX – October 15, 2024 – MRC Global Inc. (NYSE: MRC) announced today that it has agreed to repurchase all 363,000 shares of its 6.50% Series A Convertible Perpetual Preferred Stock as part of an agreement with Mario Investments, LLC, the holder of the preferred stock, which is contingent upon, among other things, the completion of a successful term loan financing.

Upon satisfaction of the required conditions in the repurchase agreement, the company will repurchase the preferred stock for a total payment of approximately $361 million, representing 99.5% of the liquidation preference of the preferred stock. The company will also pay accrued dividends through the closing date of the repurchase. MRC Global expects to finance the repurchase with a new senior secured term loan “B” (“Term Loan B”) and a combination of existing cash or borrowings from the company’s asset-based lending (“ABL”) facility.

Rob Saltiel, MRC Global President & CEO stated, “Our strong execution in recent years has strengthened our balance sheet, and in conjunction with increasingly consistent levels of cash generation, has positioned us to have the financial flexibility to pursue this opportunity now. We believe that repurchasing the preferred stock will simplify our capital structure and eliminate shareholder concerns about potential equity dilution through conversion of the preferred stock into common shares. We also expect that this repurchase will be accretive to both cash generation and earnings per share in 2025 and beyond based on current capital market conditions and anticipated financing terms”.

In order to finance the repurchase of the preferred stock, MRC Global is launching later today a $350 million Term Loan B financing with an expected term of seven years. The company is also pursuing an amendment to its ABL facility that would extend its term until 2029. Post-transaction, the company’s net debt leverage ratio is expected to be less than 2 times, based on the previous twelve months of adjusted EBITDA.

There can be no assurance that the company will be able to obtain the Term Loan B or amend the ABL facility, or what the ultimate terms of the facilities will be. The company’s ability to enter into the Term Loan B and amend the ABL facility, and use the proceeds therefrom, depends on, among other things, market conditions, reaching final agreement with lenders and the approval of the company’s board of directors.

In addition, the company is providing selected preliminary third quarter 2024 financial results.

Preliminary Third Quarter 2024 Financial Results

(All of the amounts set forth below are subject to finalization)

•	Revenue of approximately $797 million

•	Adjusted EBITDA of approximately $48 million, or 6.0% of sales

•	Cash flow from operations of approximately $95 million

The company expects to release its full third quarter 2024 results on November 5, 2024, after the market close, as previously scheduled. The company will also hold a conference call to discuss its third quarter 2024 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on November 6, 2024, as previously scheduled.

Non-GAAP Measures

Reconciling the company’s preliminary third quarter 2024 Adjusted EBITDA (and the resulting Adjusted EBITDA percentage of sales) to the company’s preliminary third quarter net income is not reasonably possible as the company has not yet fully closed its third quarter books and there may be variations in income taxes, among other items, to determine net income. The company has estimated preliminary third quarter Adjusted EBITDA, even though the final net income numbers are not yet available, as the impact of items such as taxes are excluded by definition from Adjusted EBITDA. The company will provide a full reconciliation when it finalizes its books, releases its third quarter 2024 results and files its quarterly report on Form 10-Q for the quarter.

The company defines Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and certain other expenses, including non-cash expenses (such as equity-based compensation), plus or minus the impact of its last-in, first-out (LIFO) inventory costing methodology.

The company presents Adjusted EBITDA because the company believes Adjusted EBITDA is a useful indicator of the company’s operating performance. Among other things, Adjusted EBITDA measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses. Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 219 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 300,000 SKUs from over 8,500 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “expected,” “anticipating,” “intend,” “believes,” “on-track,” “well positioned,” “strong position,” “looking forward,” “guidance,” “plans,” “can,” “target,” “targeted” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, Adjusted EBITDA, Adjusted EBITDA margin, tax rate, capital expenditures, achieving cost savings and cash flow, debt reduction, liquidity, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond MRC Global’s control, including the factors described in the company’s SEC filings that may cause the company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in capital and other expenditure levels in the industries that the company serves; U.S. and international general economic conditions; geopolitical events; decreases in oil and natural gas prices; unexpected supply shortages; loss of third-party transportation providers; cost increases by the company’s suppliers and transportation providers; increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower the company’s profit; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of its inventory to decline; decreases in steel prices, which could significantly lower the company’s profit; a decline in demand for certain of the products the company distributes if tariffs and duties on these products are imposed or lifted; holding more inventory than can be sold in a commercial time frame; significant substitution of renewables and low-carbon fuels for oil and gas, impacting demand for the company’s products; risks related to adverse weather events or natural disasters; environmental, health and safety laws and regulations and the interpretation or implementation thereof; changes in the company’s customer and product mix; the risk that manufacturers of the products that the company distributes will sell a substantial amount of goods directly to end users in the industry sectors that the company serves; failure to operate the company’s business in an efficient or optimized manner; the company’s ability to compete successfully with other companies; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes; inability to attract and retain employees or the potential loss of key personnel; adverse health events, such as a pandemic; interruption in the proper functioning of the company’s information systems; the occurrence of cybersecurity incidents; risks related to the company’s customers’ creditworthiness; the success of acquisition strategies; the potential adverse effects associated with integrating acquisitions and whether these acquisitions will yield their intended benefits; impairment of the company’s goodwill or other intangible assets; adverse changes in political or economic conditions in the countries in which the company operates; the company’s significant indebtedness; the dependence on the company’s subsidiaries for cash to meet parent company obligations; changes in the company’s credit profile; potential inability to obtain necessary capital; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the company; pending or future asbestos-related claims against the company; exposure to U.S. and international laws and regulations, regulating corruption, limiting imports or exports or imposing economic sanctions; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; risks related to changing laws and regulations including trade policies and tariffs; and the potential share price volatility and costs incurred in response to any shareholder activism campaigns.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. MRC Global’s filings and other important information are also available on the Investors page of the company’s website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton

VP, Investor Relations & Treasury

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

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